EXHIBIT 21

FIRSTENERGY CORP.

LIST OF SUBSIDIARIES OF THE REGISTRANT
AT DECEMBER 31, 2008

Ohio Edison Company - Incorporated in Ohio

The Cleveland Electric Illuminating Company - Incorporated in Ohio

The Toledo Edison Company - Incorporated in Ohio

FirstEnergy Properties, Inc. - Incorporated in Ohio

FirstEnergy Ventures Corp. - Incorporated in Ohio

FirstEnergy Facilities Services Group, LLC - Formation in Ohio

FirstEnergy Securities Transfer Company - Incorporated in Ohio

FirstEnergy Service Company - Incorporated in Ohio

FirstEnergy Solutions Corp. - Incorporated in Ohio

MARBEL Energy Corporation - Incorporated in Ohio

FirstEnergy Nuclear Operating Company - Incorporated in Ohio

American Transmission Systems, Incorporated - Incorporated in Ohio

FELHC, Inc. - Incorporated in Ohio

Jersey Central Power & Light Company - Incorporated in New Jersey

Metropolitan Edison Company - Incorporated in Pennsylvania

Pennsylvania Electric Company - Incorporated in Pennsylvania

GPU Diversified Holdings, LLC - Formation in Delaware

GPU Nuclear, Inc. - Incorporated in New Jersey

GPU Power, Inc. - Incorporated in Delaware

FirstEnergy Foundation - Incorporated in Ohio

FirstEnergy Fiber Holdings Corp. - Incorporated in Delaware